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Exhibit 23.6

CONSENT OF INDEPENDENT QUALIFIED PERSON

        I consent to the filing of the written disclosure of the technical reports titled "Technical Report on the Uranium Resources at The Cibola Uranium Project, Cibola, McKinley and Sandoval Counties, New Mexico, USA" dated January 14, 2011, "Technical Report on the Uranium Resources at The Ambrosia Lake Project, McKinley County, New Mexico, USA" dated January 18, 2011 and "Technical Report on the Uranium Resources on The Edgemont Uranium Project, Fall River County, South Dakota, USA" dated January 18, 2011 (collectively, the "Reports") and any extracts from or summary of the Reports in the Amendment No. 1 to Registration Statement on Form S-4 (No. 333-181400) of Uranium Resources, Inc. and related joint proxy statement/prospectus of Uranium Resources, Inc. (the "Registration Statement"). I also consent to the use of my name and name of Broad Oak Associates and all references to me or Broad Oak Associates as an expert in geology and engineering in the Registration Statement.

/s/ GEOFF S. CARTER, P. ENG. Geoff S. Carter, P. Eng. Broad Oak Associates Toronto, Ontario June 22, 2012

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  Exhibit 23.6
CONSENT OF INDEPENDENT QUALIFIED PERSON